                          [FOR DOMESTIC CUSTODY AGREEMENTS
                     HAVING REVISED UCC ARTICLE 8 DEFINITIONS]

                                GLOBAL CUSTODY RIDER

                                         TO

                             DOMESTIC CUSTODY AGREEMENT

     This Rider is entered into by and between The Chase Manhattan Bank ("Custodian") and State Farm Growth Fund, Inc. ("Company") to provide Global Custody Services subject to the terms of the Custody Agreement dated as of
            , and the terms herein. If there is any conflict between the terms in the Custody Agreement and the terms in this Rider with regard to the provision by Custodian of Global Custody Services to Company, the terms of this Rider shall govern. The terms of this Rider shall be effective as of the date Custodian commences to provide Global Custody Services to Company. Capitalized terms used herein and not defined herein shall have the meaning as set forth in the Custody Agreement.

1.   MAINTENANCE OF FINANCIAL ASSETS AND CASH OUTSIDE THE UNITED STATES.

     Global Custody Services shall be provided for those Financial Assets that are to be held outside the United States and unless Company's instructions specifically require another location acceptable to Custodian:

     (a) Financial Assets shall be held in the country or other jurisdiction in which the principal trading market for such Financial Assets are located, where such Financial Assets are to be presented for payment or where such Financial Assets are acquired; and

     (b) cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

     Cash may be held pursuant to instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent Custodian can comply with Company's instructions to it, Custodian is authorized to maintain cash balances on deposit for Company with Custodian or one of its Affiliates at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as Company may direct, if acceptable to Custodian. For purposes hereof, the term "Affiliate" shall mean an entity controlling, controlled by, or under common control with, Custodian.

     If Company wishes to have any of the Financial Assets held in the custody of a Securities Intermediary other than the established Subcustodians as defined in Section 2 hereof (or their securities depositories), such arrangement must be authorized by a written agreement, signed by Custodian and Company.

2.   SUBCUSTODIANS AND DEPOSITORIES.

     Custodian may act under this Rider through the subcustodians listed in Schedule A hereto with which Chase entered into subcustodial agreements ("Subcustodians"). At Company's request, Custodian may, but need not, add to Schedule A an Eligible Foreign Custodian (hereinafter defined) that is either a bank or a non-Compulsory Depository where Custodian has not acted as Foreign Country Manager (hereinafter defined) with respect to the selection thereof. Custodian shall notify Company in writing in the event that Custodian agrees to add any such entity. Company authorizes Custodian to hold Financial Assets recorded to the Custody Account in accounts which Custodian has established with one or more of its branches or Subcustodians. Custodian and Subcustodians are authorized to hold any of the Financial Assets in their accounts with any securities depository in which Custodian or Subcustodians' participant, subject in the case of a Compulsory Depository to the provisions set forth in section 9(e) hereof.

     Custodian may add new, replace or remove Subcustodians. Company shall be given reasonable notice by Custodian of any amendment to Schedule A. Upon Company's request, Custodian shall identify the name, address and principal place of business of any Subcustodian of Company's Financial Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

     To be a Subcustodian of Financial Assets maintained outside the United States the Subcustodian chosen must be either a branch of a U.S. Bank or an Eligible Foreign Custodian, which are further defined as follows:

     (i) "U.S. Bank" shall mean a qualified U.S. bank as defined in Rule 17f-5(a)(7) under the Investment Company Act of 1940, as amended (the "1940 Act");

     (ii) "Eligible Foreign Custodian" shall mean (1) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof, (2) a majority owned direct or indirect subsidiary of a U.S. Bank or bank holding company that is incorporated or organized under the laws of a country other than the United States, (3) a foreign securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States that acts as a system for handling of securities or equivalent book-entries in that country and that is regulated by a foreign financial regulatory authority as defined under Section 2(a)(5) of the 1940 Act, (4) a securities depository or clearing agency organized under the laws of a country other than the United States, when acting as a transnational system for the central handling of Financial Assets or equivalent book-entries, and (5) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the Securities and Exchange Commission (the USEC").

3.   USE OF SUBCUSTODIAN.

     (a) Custodian shall identify the Financial Assets on its books as belonging to Company.

     (b) A Subcustodian shall hold Company's Financial Assets together with Financial Assets belonging to other of Custodian's customers in accounts identified on such Subcustodian's books as for the exclusive benefit of Custodian's customers.

     (c) Any Financial Assets in the accounts held by a Subcustodian shall be subject only to the instruction of Custodian. Any Financial Assets held in a securities depository for the account of a Subcustodian shall be subject only to the directions of such Subcustodian.

     (d) Any agreement Custodian enters into with a Subcustodian for holding its customers' assets shall provide that such assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian except for safe custody or administration, and that the beneficial ownership of such assets shall be freely transferable without the payment of money or value other than for safe custody or administration or, in the case of cash deposit, liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar laws. Where Financial Assets are deposited by a Subcustodian with a securities depository, Custodian shall cause the Subcustodian to identify on its books as belonging to Custodian, as agent, the Financial Assets shown on the Subcustodian's account on the books of such securities depository. The foregoing shall not apply to the extent of any special agreement or arrangement made by Company with any particular Subcustodian.


4.   GLOBAL FINANCIAL ASSETS ACCOUNT TRANSACTIONS.

     (a) Financial Assets shall be transferred, exchanged or delivered by Custodian or Subcustodian upon receipt by Custodian of instructions from Company which include all information required by Custodian. Settlement and payment for Financial Assets received for, and delivery of Financial Assets out of, the Custody Account may be made in accordance with the customary or established Securities trading or Securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Securities to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of Financial Assets out of the Custody Account may be made in any manner specifically required by Company's instructions acceptable to Custodian.

     All collections of funds or other property paid or distributed in respect of Financial Assets in the Custody Account shall be made at Company's risk. Custodian shall have no liability for any loss occasioned by delay in the actual receipt of notice by Custodian or by Subcustodians of any payment, redemption or other transaction regarding Financial Assets in the Custody Account in respect of which Custodian has agreed to take any action under the Agreement.

5.   CORPORATE ACTIONS; PROXIES; TAX RECLAIMS.

     (a) CORPORATE ACTIONS. Whenever Custodian receives information concerning the Financial Assets which requires discretionary action by the beneficial owner of the Financial Assets (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to Securities holders

("Corporate Actions"), Custodian shall give Company notice of such Corporate Actions to the extent that its central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers. Custodian shall notify Company of any Corporate Action regarding Financial Assets held for the Company, that Custodian shall have received after its intended expiration.

     When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, Custodian shall endeavor to obtain instructions from Company or an Authorized Officer, but if instructions are not received in time for Custodian to take timely action, or actual notice of such Corporate Action was received too late to seek instructions, Custodian is authorized to sell such rights entitlement or fractional interest and to credit the Cash Account with the proceeds or take any other action Custodian deems, in good faith, to be appropriate.

     (b) PROXY VOTING. Custodian shall provide proxy voting services, if elected by Company, in accordance with the terms of the Proxy Voting Services Rider hereto. Proxy voting services may be provided by Custodian or, in whole or in part, by one or more third parties appointed by Custodian (which may be its Affiliates); provided that Custodian shall be liable for the performance of any such third party to the same extent as Custodian would have been if it performed such services itself.

     (c)       TAX RECLAIMS.

     (i) Subject to the provisions hereof, Custodian shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Financial Assets for Company's benefit which Custodian believes may be available to Company.

     (ii) The provision of tax reclaim services by Custodian is conditional upon it receiving from Company or, to the extent the Financial Assets are beneficially owned by others, from each beneficial owner, A) a declaration of the beneficial owner's identity and place of residence and (B) certain other documentation (PRO FORMA copies of which are available from Custodian). Company acknowledges that, if Custodian does not receive such declarations, documentation and information Custodian will be unable to provide tax reclaim services.

     (iii) Custodian and its agents shall not be liable to Company or any third party for any taxes, fines or penalties payable by Custodian or its agents or by Company, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by Company or any third party, or as a result of the provision to Custodian or any third party of inaccurate or misleading information or the withholding of material information by Company or any other third party, or as a result of any delay of any revenue authority or any other matter beyond Custodian's or its agents' control.

     (iv) Custodian shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to Company from time to time and Custodian may, by notification in writing, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this sub-clause, Custodian shall have no responsibility with regard to Company's tax position or status in any jurisdiction.

     (v) Company confirms that Custodian is authorized to disclose any information requested by any revenue authority or any governmental body in relation to Company or the Financial Assets and/or cash held for Company.

     (vi) Tax reclaim services may be provided by Custodian or, in whole or in part, by one or more third parties appointed by Custodian (which may be Affiliates); provided that Custodian shall be liable for the performance of any such third party to the same extent as Custodian would have been if it performed such services.

     (d)       TAX OBLIGATIONS AND INDEMNIFICATION.

     (i) Company confirms that Custodian is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Custody Account.

     (ii) Company agrees that if Custodian does not receive appropriate declarations, documentation and information that additional United Kingdom taxation shall be deducted from all income received in respect of the Financial Assets issued outside the United Kingdom and that any applicable United States withholding tax shall be deducted from income received from the Financial Assets. Company shall provide to Custodian such documentation and information as Custodian may require in connection with taxation, and warrant that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. Company undertakes to notify Custodian immediately if any such information requires updating or amendment.

     (iii) Company shall be responsible for the payment of all taxes relating to the Financial Assets in the Custody Account, and Company agrees to pay, indemnify and hold Custodian and its agents harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to or resulting from, any delay in, or failure by, Custodian or its agents (1) to pay, withhold or report any U.S. federal, state or local taxes or foreign taxes imposed on, or (2) to report interest, dividend or other income paid or credited to the Cash Account, whether such failure or delay by Custodian or its agents to pay, withhold or report tax or income is the result of (x) Company's failure to comply with the terms of this paragraph, or (y) Custodian or its agents own acts or omissions; provided however, Company shall not be liable to Custodian and its agents for any penalty or additions to tax due as a result of the failure of Custodian or its agents to pay or withhold tax or to report interest, dividend or other income paid or credited to the Cash Account solely as a result of negligent acts or omissions of Custodian or its agents.

6.   NOMINEES.

     Financial Assets which are ordinarily held in registered form may be registered in a nominee name of Custodian, Subcustodians or securities depositories, as the case may be. Custodian may without notice to Company cause any such Financial Assets to cease to be registered in the name of any such nominee and to be registered in Company's name. Company agrees to hold Custodian, Subcustodians, securities depositories and its and their respective nominees harmless from any liability arising directly or indirectly from its or their status as a mere record holder of Financial Assets in the Custody Account.

7.   STANDARD OF CARE.

     Custodian shall use reasonable care with respect to its obligations and the safekeeping of Company's Financial Assets hereunder. Custodian shall be liable to Company for any loss which shall occur as the result of the failure of a Subcustodian (except that Custodian shall have no liability for the performance of a Compulsory Depository as defined in section 9(e) hereof) to exercise reasonable care with respect to the safekeeping of Financial Assets where such loss results directly from the failure of a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in its local market or from the willful default of such Subcustodian in the provision of custodial services by it. Any liability of the Custodian hereunder shall be limited to the extent set forth in section 7.16 of the Custody Agreement. Custodian shall not be responsible for the insolvency of any Subcustodian which is not a branch or its Affiliate.

     Custodian shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for Company) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

     Without limiting anything else contained in this section, Custodian shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Financial Assets in a particular country including, but not limited to, nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Financial Assets.

8.   FEES AND EXPENSES.

     Company agrees to pay Custodian for Global Custody Services hereunder the fees set forth in Schedule B hereto or such other amounts as may be agreed upon in writing, together with its reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees.

9.   MISCELLANEOUS.

     (a) FOREIGN EXCHANGE TRANSACTIONS. To facilitate the administration of Company's trading and investment activity, when instructed by specific or standing instruction, Custodian is authorized to enter into spot or forward foreign exchange contracts for Company's account with itself (or any of its Affiliates). Custodian may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Custodian or its Affiliates have entered into a separate master foreign exchange contract with Company that covers a foreign exchange transaction for the Custody Account, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, the Agreement shall apply to such transaction.

     (b) CERTIFICATION OF RESIDENCY, ETC. Company certifies that it is a resident of the United States and agrees to notify Custodian of any changes in residency. Custodian may rely upon this certification or the certification of such other facts as may be required to administer Custodian's obligations under this Rider and the Agreement. Company shall indemnify Custodian and its agents against all losses, liability, damages, claims or demands arising directly or indirectly from any such certifications.

     (c) ACCESS TO RECORDS. Custodian shall allow Company's independent public accountant reasonable access to records relating to the Custody Account as is required in connection with their examination of books and records pertaining to Company's affairs. Subject to restrictions under applicable law, Custodian shall also obtain an undertaking to permit Company's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Financial Assets as may be required in connection with the examination of Company's books and records.

     (d) COMPANY'S REPRESENTATION. Company represents that the Financial Assets being placed in Custodian's custody are subject to the 1940 Act, as the same may be amended from time to time.

     (e)       COMPLIANCE WITH SEC RULE 17f-5.

     (1) Company's board of directors (or equivalent body) (hereinafter "Board") hereby delegates to Custodian, and Custodian hereby accepts the delegation to Custodian, of the obligation to perform as its "Foreign Custody Manager" (as that term is defined in SEC Rule 1 7f-5(a)(2)), both for the purpose of selecting Eligible Foreign Custodians (as that term is defined in SEC Rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been made exempt pursuant to an SEC exemptive order) to hold Financial Assets and of evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in SEC Rule 17f-5(c)(2)); provided that, the term Eligible Foreign Custodian shall not include any "Compulsory Depository". A Compulsory Depository shall mean a securities depository or clearing agency the use of which is compulsory because: (i) its use is required by law or regulation, (ii) securities cannot be withdrawn from the depository, or (iii) maintaining securities outside the depository is not consistent with prevailing custodial practices in the country which the depository serves. Compulsory Depositories used by Custodian as of the date hereof are set forth in Appendix 1-A hereto, and as the same may be amended on notice to Company from time to time.

     (2)       In connection with the foregoing, Custodian shall:

     (i) provide written reports notifying our Board of the placement of Financial Assets with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to our Board at such times as the Board deems reasonable and appropriate based on the circumstances of our foreign custody arrangements (and until further notice from us such reports shall be provided not less than quarterly with respect to the placement of Financial Assets with particular Eligible Foreign

Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign
Custodians);

     (ii) exercise such reasonable care, prudence and diligence in performing as Company's Foreign Custody Manager as a person having responsibility for the safekeeping of Financial Assets would exercise;

     (iii) in selecting an Eligible Foreign Custodian, first have determined that Financial Assets placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Financial Assets, including, without limitation, those factors set forth in SEC Rule 17f-5(c)(1)(i)-(iv);

     (iv) determine that the written contract with the Eligible Foreign Custodian (or, in the case of an Eligible Foreign Custodian that is a securities depository or clearing agency, such contract, the rules or established practices or procedures of the depository, or any combination of the foregoing) requires that the Eligible Foreign Custodian will provide reasonable care for Financial Assets based on the standards applicable to custodians in the relevant market; and

     (v) have established a system to monitor the continued appropriateness of maintaining Financial Assets with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that Custodian shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford Financial Assets reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Custodian shall promptly so advise Company and shall then act in accordance with Company's instructions with respect to the disposition of the affected Financial Assets.

Subject to paragraphs (e)(2)(i)-(v) above, Custodian is hereby authorized to place and maintain Financial Assets on Company's behalf with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Custodian.

     (3) Except as expressly provided herein, Company shall be solely responsible to assure that the maintenance of Financial Assets hereunder complies with the rules, regulations, interpretations and exemptive orders promulgated by or under the authority of the SEC.

     (4) Custodian represents to Company that Custodian is a U.S. Bank as defined in Rule 17f-5(a)(7). Company represents to Custodian that: (i) the Financial Assets being placed and maintained in Custodian's custody are subject to the 1940 Act, as the same may be amended from time to time; (ii) Company's
Board: (A) has determined that it is reasonable to rely on Custodian to perform as its Foreign Custody Manager (B) or Company's investment adviser shall have determined that Company may maintain Financial Assets in each country in which Financial Assets shall be held hereunder and determined to accept the risks arising therefrom (including, but not limited to, a country's financial infrastructure (and including any Compulsory Depository operating in such country), prevailing custody and settlement practices, laws applicable to the safekeeping and recovery of Financial Assets held in custody, and the likelihood of nationalization, currency controls and the like) (collectively ("Country Risk")). Nothing contained herein shall require Custodian to make any selection or to engage in any monitoring on Company's behalf that would entail consideration of Country Risk.

     (5) Custodian shall provide to Company such information relating to Country Risk as is specified in Appendix 1-B hereto. Company hereby acknowledges that: (i) such information is solely designed to inform it of market conditions and procedures, but is not intended to influence Company's investment decisions; and (ii) Custodian has gathered the information from sources it considers reliable, but that Custodian shall have no responsibility for inaccuracies or incomplete information.

                                     STATE FARM GROWTH FUND, INC.



                                     By:
                                           ----------------------------
                                           Name:
                                           Title:

                                      Date:
                                           ----------------------------

Accepted and agreed to:

THE CHASE MANHATTAN BANK

By:
   -------------------------
        Craig F. Werder
Title:  Vice President

--------------------------------------------------------------------------------
                           Appendix 1-A
                     COMPULSORY DEPOSITORIES
                         AS OF JULY 1998
--------------------------------------------------------------------------------
   COUNTRY             DEPOSITORY                  INSTRUMENT
--------------------------------------------------------------------------------
 ARGENTINA         CAJA DE VALORES         Equity, Corporate & Government Debt
--------------------------------------------------------------------------------
 AUSTRALIA         AUSTRACLEAR LTD.        Corporate Debt, Money Market &
                                           Semi-Government Debt
--------------------------------------------------------------------------------
                   CHESS                   Equity
                   (Clearing House
                   Electronic
                   Sub-register
                   System)
--------------------------------------------------------------------------------
                   RITS                    Government Debt
                   (Reserve Bank
                   Information and
                   Transfer System)
--------------------------------------------------------------------------------
 AUSTRIA           OSTERREICHISCHE         Equity, Corporate + Government Debt
                    KONTROLBANK AG
--------------------------------------------------------------------------------
 BELGIUM           CIK                     Equity + Corporate Debt
                   (Caisse
                   Interprofessionnelle
                   de Depots et de
                   Virements de Titres)
--------------------------------------------------------------------------------
                   BANQUE NATIONALE DE     Treasury Bills + Government Debt
                   BELGIQUE
--------------------------------------------------------------------------------
 BRAZIL            BOVESPA                 Equity
                   (Bolsa de Valores de
                   Sao Paolo)
--------------------------------------------------------------------------------
                   BVRJ                    Equity
                   (Bolsa de Valores de
                   Rio de Janeiro)
--------------------------------------------------------------------------------
 BULGARIA          BNB                     Government Debt
                   (Bulgaria National
                   Bank)
--------------------------------------------------------------------------------
                   CENTRAL                 Equity
                   DEPOSITORY A.D.
--------------------------------------------------------------------------------
 CANADA            CDS                     Equity, Corporate + Government Debt
                   (Canadian Depository
                   for Securities)
--------------------------------------------------------------------------------
 CHINA, SHANGHAI   SSCCRC                  Equity
                   (Shanghai Securities
                   Central Clearing and
                   Registration Corp.)
--------------------------------------------------------------------------------
 CHINA, SHENZHEN   SSCC                    Equity
                   (Shenzhen Securities
                   Clearing Co., Ltd.)
--------------------------------------------------------------------------------
 COLOMBIA          DCV                     Government debt issued, guaranteed or
                   (Deposito Central       administered by the central bank.
                   de Valores)
--------------------------------------------------------------------------------
 CROATIA           CDA                     Equity  and listed government debt.
                  (Central Depository      (Created in April 1997, the CDA is
                   Agency)                 expected to be operational in 1998)
--------------------------------------------------------------------------------
                   MINISTRY OF FINANCE     Short-term  debt issued
                   REGISTRY & NATIONAL     by the Ministry of Finance and
                   BANK OF CROATIA         the National Bank of Croatia,
                   REGISTRY                respectively.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                     COMPULSORY DEPOSITORIES
                         AS OF JULY 1998
--------------------------------------------------------------------------------
   COUNTRY             DEPOSITORY                  INSTRUMENT
--------------------------------------------------------------------------------
 CZECH REPUBLIC    SCP                    Equity + Long-Term Government Debt
                   (Securities Center)
--------------------------------------------------------------------------------
 DENMARK           VP                      Equity, Corporate + Government Debt
                   (Vaerdipapircentralen)
--------------------------------------------------------------------------------
 EGYPT             MISR CLEARING &         Equity
                   SEC. DEP.
--------------------------------------------------------------------------------
 ESTONIA           EVK                     Equity
                   (Estonian Central
                   Depository for
                   Securities Ltd.)
--------------------------------------------------------------------------------
 EUROMARKET        CEDEL & EUROCLEAR       Euro-Debt
--------------------------------------------------------------------------------
 FINLAND           CSR                     Equity + Government Debt
                   (Central Share
                   Registry Finland)
--------------------------------------------------------------------------------
 FRANCE            SICOVAM                 Equity + Corporate Debt.
                   (Banque de France)
--------------------------------------------------------------------------------
                   SATURNE                 Government Debt.
                   (Banque de France)
--------------------------------------------------------------------------------
 GERMANY           DBC                     Equity, Corporate + Government Debt
                   (Deutsche Boerse
                   Clearing A.G.)
--------------------------------------------------------------------------------
 GREECE            APOTHETIRIO TITLON      Equity
                   A.E.
--------------------------------------------------------------------------------
                   BANK OF GREECE          Government Debt
--------------------------------------------------------------------------------
 HONG KONG         CCASS                   Equity
                   (Central Clearing
                   and Settlement System)
--------------------------------------------------------------------------------
                   CMU                     Corporate + Government Debt
                   (Central Moneymarkets
                   Unit)
--------------------------------------------------------------------------------
 HUNGARY           KELER LTD.              Equity + Government Debt
--------------------------------------------------------------------------------
 INDIA             NSDL                    Equity + Corporate Debt
                   (National Securities
                   Depository Limited)
--------------------------------------------------------------------------------
 IRELAND           CREST                   Equity
--------------------------------------------------------------------------------
                   GSO                     Government Debt
                   (Gift Settlement
                   Office)
--------------------------------------------------------------------------------
 ISRAEL            TASE CLEARING HOUSE     Equity, Corporate + Government Debt
                   (Tel Aviv Stock
                   Exchange Clearing
                   House)
--------------------------------------------------------------------------------
 ITALY             MONTE TITOLI            Equity + Corporate Debt
--------------------------------------------------------------------------------
                   BANK OF ITALY           Government Debt
--------------------------------------------------------------------------------
 JAPAN             BANK OF JAPAN           Registered Government Debt
--------------------------------------------------------------------------------
 LATVIA            LCD                     Equity + Government Debt)
                   (Latvian Central
                   Depository)
--------------------------------------------------------------------------------
 LEBANON           MIDCLEAR                Equity
                   (Custodian and
                   Clearing
                   Center of Lebanon and
                   the Middle East)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                     COMPULSORY DEPOSITORIES
                         AS OF JULY 1998
--------------------------------------------------------------------------------
   COUNTRY             DEPOSITORY                  INSTRUMENT
--------------------------------------------------------------------------------
 LITHUANIA         CSDL                    Equity + Government Debt
                   (Central Securities
                   Depository of
                   Lithuania)
--------------------------------------------------------------------------------
 LUXEMBOURG        CEDEL                   Equity
--------------------------------------------------------------------------------
 MALAYSIA          MCD                     Equity
                   (Malaysian Central
                   Depository Snd Bhd)
--------------------------------------------------------------------------------
 MAURITIUS         CDS                     Equity
                   (Central Depository
                   System)
--------------------------------------------------------------------------------
 MEXICO            INDEVAL                 Equity, Corporate + Government Debt.
                   (Institucion para el
                   Deposito de Valores)
--------------------------------------------------------------------------------
 MOROCCO           MAROCLEAR               Equity + Corporate Debt (expected to
                                           be operational in 1998)
--------------------------------------------------------------------------------
 NETHERLANDS       NECIGEF/KAS             Equity, Corp. + Govt. D
                   ASSOCIATE N.V.
--------------------------------------------------------------------------------
 NEW ZEALAND       AUSTRACLEAR NEW         Equity, Corporate + Government Debt
                   ZEALAND
--------------------------------------------------------------------------------
 NORWAY            VPS                     Equity, Corporate + Government Debt
                   (Verdipapirsentralen)
--------------------------------------------------------------------------------
 OMAN              MSM                     Equity
                   (Muscat Securities
                   Market)
--------------------------------------------------------------------------------
 PAKISTAN          CDC                     Equity
                   (Central Depository
                   Company of Pakistan
                   Ltd.)
--------------------------------------------------------------------------------
 PERU              CAVALI                  Equity
                   (Caja de Valores)
--------------------------------------------------------------------------------
 PHILIPPINES       PCD                     Equity
                   (Philippine Central
                   Depository)
--------------------------------------------------------------------------------
 POLAND            NDS                     Equity, Long-Term Government Debt
                   (National Securities    + Vouchers
                   Depository)
--------------------------------------------------------------------------------
                   CRT                     Treasury-Bills
                   (Central Registry
                   of Treasury-Bills)
--------------------------------------------------------------------------------
 PORTUGAL          INTERBOLSA              Equity, Corporate + Government Debt
--------------------------------------------------------------------------------
 ROMANIA           SNCDD - RASDAQ          Equity
                   (National Company for
                   Clearing, Settlement
                   and Depository for
                   Securities)
--------------------------------------------------------------------------------
                   BSE                     Equity
                   (Bucharest Stock
                   Exchange Registry)
--------------------------------------------------------------------------------
                   NATIONAL BANK OF        Treasury-Bills
                   ROMANIA
--------------------------------------------------------------------------------
 RUSSIA            VNESTORGBANK            Ministry of Finance Bonds
--------------------------------------------------------------------------------
                   NATIONAL DEPOSITORY     GKOs are Treasury Bills
                   CENTER                  with three months to one year
                                           maturity; OFZs are Federal
                                           Loan bonds with one to two
                                           years' maturity.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                     COMPULSORY DEPOSITORIES
                         AS OF JULY 1998
--------------------------------------------------------------------------------
   COUNTRY             DEPOSITORY                  INSTRUMENT
--------------------------------------------------------------------------------
 SINGAPORE         CDP                     Equity  + Corporate Debt
                   (Central Depository     and Malaysian equities traded
                   Pte. Ltd.)              on CLOB
--------------------------------------------------------------------------------
                   MONETARY AUTHORITY OF   Government Debt
                   SINGAPORE
--------------------------------------------------------------------------------
 SLOVAK REPUBLIC   SCP                     Equity + Government Debt
                   (Stredisko Cennych
                   Papiru)
--------------------------------------------------------------------------------
                   NATIONAL BANK OF        Treasury-Bills
                   SLOVAKIA
--------------------------------------------------------------------------------
 SLOVENIA          KDD                     Equity + Corporate Debt
                   (The Centralna
                   Klirinsko Depota
                   Druzba d.d. (KDD)
--------------------------------------------------------------------------------
 SO. AFRICA        CD                      Corporate + Government Debt
                                           (Central Depository)
--------------------------------------------------------------------------------
 SO. KOREA         KSD                     Equity, Corporate + Government Debt
--------------------------------------------------------------------------------
 SPAIN             SCLV                    Equity + Corporate Debt
                   (Servicio de
                   Compensacion y
                   Liquidacion de Valores)
--------------------------------------------------------------------------------
                   CBEO                    Government Debt
                   (Central Book Entry
                   Office)
--------------------------------------------------------------------------------
 SRI LANKA         CDS                     Equity
                   (Central Depository
                   System (Private) Ltd.)
--------------------------------------------------------------------------------
 SWEDEN            VPC                     Equity, Corporate + Government Debt
                   Vardepapperscentralen
                   AB)
--------------------------------------------------------------------------------
 SWITZERLAND       SEGA                    Equity, Corporate + Government Debt
                   (Schweizerische
                   Effekten-Giro AG)
--------------------------------------------------------------------------------
 TAIWAN            TSCD                    Equity + Government Debt
                   (Taiwan Securities
                   Central Depository Co.,
                   Ltd.)
--------------------------------------------------------------------------------
 THAILAND          TSDC                    Equity, Corporate + Government Debt
                   (Thailand Securities
                   Depository Company
                   Ltd.)
--------------------------------------------------------------------------------
 TUNISIA           STICODEVAM              Equity
                   (Societe  Tunisienne
                   Interprofessionnelle
                   pour la Compensation
                   et le Depot des
                   Valeurs Mobilieres
--------------------------------------------------------------------------------
                   MINISTRY OF FINANCE     Government Debt tradable on the
                                           stock exchange (BTNBs)
--------------------------------------------------------------------------------
                   CENTRAL BANK OF         Government Debt not
                   TUNISIA                 tradable on the stock exchange
                                           (BTCs)
--------------------------------------------------------------------------------
 TURKEY            TAKAS BANK              Equity + Corporate Debt
--------------------------------------------------------------------------------
                   CENTRAL BANK OF         Government Debt
                   TURKEY
--------------------------------------------------------------------------------
 UNITED KINGDOM    CREST                   Equity + Corp. Debt
                   (Clearing & settlement
                   system)
--------------------------------------------------------------------------------
                   CMO                     Sterling CDs & CP
                   (Central Moneymarket
                   Office)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                     COMPULSORY DEPOSITORIES
                         AS OF JULY 1998
--------------------------------------------------------------------------------
   COUNTRY             DEPOSITORY                  INSTRUMENT
--------------------------------------------------------------------------------
                   CGO                     Gilts
                   (Central Gilts Office)
--------------------------------------------------------------------------------
 UNITED STATES     DTC                     Equity + Corporate Debt
                   (Depository Trust
                   Company)
--------------------------------------------------------------------------------
                   PTC                     Mortgage Back Debt
                   (Participants Trust
                   Company)
--------------------------------------------------------------------------------
                   FED BOOK-ENTRY          Government Debt
--------------------------------------------------------------------------------
 ZAMBIA            LUSE                    Equity + Government Debt
                   (LuSE Central Shares
                   Depository Ltd.)
--------------------------------------------------------------------------------

                                     APPENDIX 1-B

                          INFORMATION REGARDING COUNTRY RISK


1. To aid our Board in its determinations regarding Country Risk, The Chase Manhattan Bank ("Bank") shall furnish Board annually and upon the initial placing of Assets into a country the following information (check items applicable):

     A    Opinions of local counsel concerning:

___  i.        Whether applicable foreign law would restrict the access afforded our independent public accountants to books and records kept by an eligible foreign custodian located in that country.

___  ii.       Whether applicable foreign law would restrict the our ability to recover our assets in the event of the bankruptcy of an Eligible
               Foreign Custodian located in that country.

___  iii.      Whether applicable foreign law would restrict the our ability to recover assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

     B.        Written information concerning:

___  i.        The likelihood of expropriation, nationalization, freezes, or confiscation of our assets.

___  ii.       Whether difficulties in converting our cash and cash equivalents to U.S. dollars are reasonably foreseeable.

     C.   A market report with respect to the following topics:

     (i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) compulsory depositories (including depository evaluation).

     2. To aid our Board in monitoring Country Risk, Bank shall furnish Board the following additional information:

     Market flashes, including with respect to changes in the information in market reports

                              GLOBAL PROXY SERVICE RIDER


l. Company hereby requests The Chase Manhattan Bank ("Chase") to provide to Company Global Proxy Services (the "Services") for the countries listed in the procedures and guidelines ("Procedures") furnished to Company, as the same may be amended by Chase from time to time on prior notice to Company. The Procedures are incorporated by reference herein and form a part of this Rider. This Global Proxy Service Rider supplements the terms of the Global Custody Rider to the Custody Agreement between Chase and Company. All terms herein unless defined herein shall have the meanings set forth in the Global Custody Rider or the Custody Agreement. This Rider shall be effective on the date Chase commences to provide Global Proxy Service to Company.

2. The Services shall consist of those elements as set forth in the Procedures, and shall include (a) notifications ("Notifications") by Chase to Company of the dates of pending shareholder meetings, resolutions to be voted upon and the return dates as may be received by Chase or provided to Chase by the Subcustodians (as defined in the Global Custody Rider) or third parties, and (b) voting by Chase of proxies based on our instructions. Original proxy materials or copies thereof shall not be provided. Notifications shall generally be in English and, where necessary, shall be summarized and translated from such non-English materials as have been made available to Chase or the Subcustodian. In this respect Chase's only obligation is to provide information from sources Chase believes to be reliable and/or to provide materials summarized and/or translated in good faith. Chase shall have the right, in its discretion, to provide Notifications, or parts thereof, in the language received. Upon reasonable advance request by Company, backup information relative to Notifications, such as annual reports, explanatory material concerning resolutions, management recommendations or other material relevant to the exercise of proxy voting rights shall be provided as available, but without translation.

3. While Chase shall attempt to provide accurate and complete Notifications, whether or not translated, Company acknowledges and agrees Chase shall not be liable for any losses or other consequences that may result from reliance by Company upon Notifications where Chase prepared the same in good faith.

4. Notwithstanding the fact that Chase may be acting in a fiduciary capacity with respect to Company under other agreements or otherwise under the Custody Agreement, in performing Services Chase shall be acting solely as Company's agent, and shall not exercise any discretion with regard to such Services.

5. Proxy voting may be precluded or restricted in a variety of circumstances, including, without limitation, where the relevant securities are: (i) on loan; (ii) at the registrar for registration or reregistration; (iii) the subject of a conversion or other corporate action; (iv) not held in a name subject to the control of Chase or the Subcustodian or are otherwise held in a manner which precludes voting; (v) not capable of being voted on account of local market regulations or practices or restrictions by the issuer; or (vi) held in a margin or collateral account.

6. Company acknowledges that in certain countries Chase may be unable to vote individual proxies but shall only be able to vote proxies on a net basis (E.G., a net yes or no vote given the voting instructions received from all its customers).

7. Company shall not make any use of the information provided hereunder, except in connection with the funds or plans covered by this Rider, and shall in no event sell, license, give or otherwise make the information provided hereunder available, to any third party, and Company shall not directly or indirectly compete with Chase or diminish the market for the Services by provision of such information, in whole or in part, for compensation or otherwise, to any third party.


                                        STATE FARM GROWTH FUND, INC.


                                        By:
                                           --------------------------------
                                           Name
                                           Title


                                        DATE:
                                             ------------------------------

                            State Farm Insurance Companies

                             Global Custody Fee Proposal
                                  25 September 1998

I.   Safekeeping and Settlement

-----------------------------------------------------------------------------
                     COUNTRY             SAFEKEEPING FEES    TRANSACTION FEES
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
 Tier One            Canada              3.0 b.p.            $35.00
                     CEDEL
                     Japan
                     United Kingdom
-----------------------------------------------------------------------------
 Tier Two            Australia           5.0 b.p.            $35.00
                     France
                     Germany
-----------------------------------------------------------------------------
 Tier Three          Italy               6.0 b.p.            $35.00
                     Netherlands
                     Switzerland
-----------------------------------------------------------------------------
 Tier Four           Denmark             6.0 b.p.            $50.00
                     Finland
                     Hong Kong
                     Ireland
                     Sweden
-----------------------------------------------------------------------------
 Tier Five           Malaysia            8.0 b.p.            $55.00
                     New Zealand
                     Norway
                     Singapore
-----------------------------------------------------------------------------
 Tier Six            Mexico              12.0 b.p.           $100.00
                     Portugal
                     Spain
                     Thailand
-----------------------------------------------------------------------------
 Tier Seven          Brazil              25.0 b.p.           $100.00

                            State Farm Insurance Companies

                             Global Custody Fee Proposal
                                  25 September 1998

I.   Safekeeping and Settlement (CONT.)

-------------------------------------------------------------------------------
                     COUNTRY            SAFEKEEPING         TRANSACTION
                                            FEES               FEES
-------------------------------------------------------------------------------
 Tier Eight          Argentina           40.0 b.p.           $100.00
                     Bangladesh
                     Botswana
                     Chile
                     China (Shanghai)
                     China (Shenzhen)
                     Czech Republic
                     Greece
                     Hungary
                     India
                     Indonesia
                     Israel
                     Jordan
                     Morocco
                     Pakistan
                     Peru
                     Philippines
                     Poland
                     Portugal
                     Sri Lanka
                     Taiwan
                     Tunisia
                     Turkey
                     Uruguay
                     Venezuela
                     Zimbabwe
--------------------------------------------------------------------------------
 Tier Nine           Costa Rica          50.0 b.p.           $150.00
                     Cyprus
                     Ecuador
                     Egypt
                     Ghana
                     Jamaica / T&T
                     Kenya
                     Mauritius
                     Nepal
                     Slovakia
                     Slovena
                     Vietnam
                     Zambia
-------------------------------------------------------------------------------